EXHIBIT 10.1

2011 AMENDMENT TO LOAN AGREEMENT

THIS 2011 AMENDMENT TO LOAN AGREEMENT, dated as of March 15, 2011 (the "2011 Amendment"), is made and entered into between and among GREYSTONE MANUFACTURING, L.L.C, an Oklahoma limited liability company ("Borrower" or "Greystone"), GLOG INVESTMENTS, L.L.C., an Oklahoma limited liability company ("Glog" and collectively with the Borrower, the "Loan Parties"), and THE F&M BANK & TRUST COMPANY, a state banking corporation (the "Bank").

WITNESSETH:

WHEREAS, Loan Parties and the Bank entered into that certain Loan Agreement dated as of March 4, 2005, as previously amended from time to time, including that certain February 2009 Amendment to Loan Agreement dated as of February 16, 2009 (collectively, the "Existing Loan Agreement"), pursuant to which the Bank (i) extended, a certain $5,500,000.00 term loan and $1,500,000.00 non-advancing revolving credit facilities to Borrower (the "Greystone Commitments") and (ii) extended a $5,000,000.00 term loan to Glog (the "Glog Commitment" and together with the Greystone Commitments, collectively the "Commitments"); and

WHEREAS, the Borrower desires the Bank to (i) renew, consolidate, modify, increase and extend unpaid balances of the notes evidencing the Greystone Commitments into a single term loan facility in the aggregate face principal amount of $6,097,776.21 until an extended final maturity date of March 13, 2014; and

WHEREAS, subject to the terms, provisions and conditions hereinafter set forth, the Bank is willing to (i) renew, consolidate, increase and extend the existing Greystone Commitments in the consolidated and aggregate principal amount of $6,097,776.21 until an extended final maturity date of March 13, 2014;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, receipt of which is acknowledged by the parties hereto, the parties agree to amend the Existing Loan Agreement as follows:

1.      Definition. Any capitalized term used herein (including in the recitals hereto) but not otherwise defined shall have the meaning given to such term in the Existing Loan Agreement. In addition, the following definitions in Section 1 of the Existing Loan Agreement are modified or added thereto to read in their entirety as follows:

"Base Rate" shall have the meaning assigned thereto in the Greystone Term Note subject to the Rate Floor.

"Financial Covenant Affiliates" shall mean, only for purposes of the calculation of the financial covenant of Sections 6.11 (Funded Debt to EBITDA) and 6.12 (Debt Service Coverage Ratio), Glog, Greystone Real Estate, LLC, Native American Plastics, L.L.C. and Warren F. Kruger, individually, and their successors and permitted assigns, insofar and only insofar as their Funded Debt owing to the Bank is concerned.

"Greystone Term Note" shall mean that certain Promissory Note (Term Note # 60071) from Borrower payable to the order of the Bank, dated March 15, 2011, in the stated principal face amount of $6,097,776.21, as amended, extended, renewed, replaced, rearranged, substituted, changed in form, consolidated or otherwise modified from time to time.

"Rate Floor" shall mean 4.50% per annum (prior to the occurrence of a Default or Event of Default).

"Prime Lending Rate of Interest" shall mean the Base Rate of the Bank (as defined in the Greystone Term Note).

2.  Greystone Commitment. The existing Commitments issued by the Bank to Greystone, as Borrower, are hereby consolidated, increased, modified, extended and renewed in the stated face principal amount of $6,097,776.21 as a three year term loan until the extended final maturity date of March 13, 2014, subject to the Borrowing Base provisions of the Existing Loan Agreement, and payable in accordance with the terms and provisions of the Greystone Term Note. All of the Indebtedness created pursuant thereto shall be evidenced by that certain replacement Promissory Note (Term Note # 60071) dated as of even date herewith from the Borrower payable to the order of the Bank in the face principal amount of $6,097,776.21 (the "Consolidated Term Note"). The revolving credit facility previously issued to the Borrower in the maximum amount of $1,500,000.00 is extinguished and terminated. All references in the Existing Loan Agreement to the Revolving Note or the Term Note previously issued by Greystone to the order of the Bank shall hereafter refer to the Consolidated Term Note.

3.  Interest Rate. All amounts outstanding on the Consolidated Term Note shall bear interest at a per annum rate equal to the Base Rate, which in no event shall be less than the then applicable Index Floor Rate.

4.  Financial Covenants. The following financial covenants shall be added to the Existing Loan Agreement (as accounting terms used in such financial covenants shall have the meaning assigned to them in and as calculated in accordance with GAAP):

6.11    Maximum Funded Debt to EBITDA. The maximum aggregate Funded Debt to EBITDA (net of (minus) pledged certificates of deposit by the Guarantors to the Bank and inclusive of the net income of Yorktown Management, L.L.C.'s ("Yorktown")) of Greystone and its Financial Covenant Affiliates shall be as follows calculated quarterly as of the end of each fiscal quarter of Greystone:

Maximum Ratio	Effective as of:

8.0 to 1.0	May 31, 2011
5.5 to 1.0	May 31, 2012
4.0 to 1.0	May 31, 2013 and thereafter

6.12    Debt Service Coverage Ratio (DSCR). The minimum Debt Service Coverage Ratio (Greystone's and its Financial Covenant Affiliates' aggregate Net Operating Income (inclusive of the net operating income of Yorktown and, insofar and only insofar as

Greystone is concerned, inclusive of its interest, depreciation and amortization) to principal and interest on the aggregate Funded Debt of Greystone and its Financial Covenant Affiliates' ratio) shall be as follows; calculated quarterly as of the end of each fiscal quarter of Greystone:

Minimum Ratio	Effective as of

1.00 to 1.0	May 31, 2011
1.25 to 1.0	May 31, 2012
1.50 to 1.0	May 31, 2013 and thereafter

5.    Guaranty. Borrower shall cause each of the individual Guarantors (Warren Kruger and Robert B. Rosene, Jr. to execute and deliver to the Bank such guarantor ratifications dated effective as of even date herewith in form, scope and substance acceptable to the Bank increasing the maximum principal amount absolutely and unconditionally guaranteed each Guarantor to $4,450,000.00, or alternatively, at the Bank's request, to execute and deliver to the Bank such amended and restated guaranty agreements as may be deemed necessary or appropriate by the Bank in form, scope and substance acceptable to the Bank.

6.    Ratification. The remaining terms, provisions and conditions set forth in the Existing Loan Agreement shall remain in full force and effect for all purposes and are incorporated herein by reference. The Borrower restates, confirms, adopts and ratifies the warranties, covenants and representations set forth therein and further represents to the Bank that, as of the date hereof, no Default or Event of Default exists under the Existing Loan Agreement, as amended by this 2011 Amendment (collectively, the "Loan Agreement").

7.    Conditions Precedent.  The Bank's obligations hereunder are expressly conditioned on the satisfaction of the following conditions precedent:

(a)   Borrower shall execute and deliver, or cause to be executed and delivered to the Bank:

(i) this 2011 Amendment and the Consolidated Term Note;

(ii) a Closing Certificate of the Borrower in form, scope and content acceptable to the Bank;

(iii) the Ratification of Guarantor from each of the Guarantors; and

(iv)  such amendments to and/or supplements to the existing Security Agreement in form, scope and substance acceptable to the Bank as the Bank may deem appropriate or necessary in connection with the transactions contemplated by this 2011 Amendment.

8.    Additional Reporting Requirements. In addition to the reporting requirements set forth in the Existing Loan Agreement (Section 6.1 thereof), Borrower shall furnish to the Bank monthly no later than the 20th day of each successive calendar month, effective as of the close of each calendar month, monthly balance sheets and income statements, accounts payable and accounts receivable listings (reasonably categorized by name of account creditor/account debtor, aging categories and amount) and updated current business projections, all in form, scope and detail reasonably acceptable to the Bank. On a quarterly basis, concurrent with the delivery of quarter end internally prepared financial statements required by Section 6.1(ii), Borrower shall submit to the Bank a quarterly compliance certificate in form, scope and substance reasonably acceptable to the Bank, including without limitation, the financial covenants of Sections 6.11 and 6.12, respectively, hereof.

9.      Collateral and Cross Collateralization and Cross Default. All of the Indebtedness of the Borrower to the Bank, including as evidenced by the Consolidated Term Note shall be secured in all respects by the Collateral described or defined in the Security Agreement described and defined in the Loan Agreement or any other Loan Document, including such amendment thereto or restatement thereof as may be deemed necessary or appropriate by the Bank. The Borrowers acknowledge and stipulate that the Collateral described and defined in the Loan Agreement and the Security Agreement and all items and types of collateral, whether real property, personal property or otherwise, granted from time to time, including, without limitation, now in existence, by any of Greystone Real Estate, L.L.C., Native American Plastics, L.L.C., Glog, and/or Warren F. Kruger, individually, as collateral or security for any and all debts, liabilities and obligations of any thereof, whether evidenced by promissory notes or otherwise, shall be and hereby are cross collateralized with each other to the fullest and maximum extent permitted by applicable law and each thereof is cross-defaulted with each of the other notes, security agreements, pledge agreements, mortgages, guaranties and loan agreements thereof for all purposes and in all respects. Notwithstanding the foregoing provisions, if and to the extent the Maximum Funded Debt to EBITDA ratio of Section 6.11 hereof is reduced to 4.0 to 1.0 for two (2) consecutive fiscal quarter ends, the Bank agrees to release the subordinated and junior mortgage liens against the respective properties leased by Greystone Real Estate LLC, as landlord, to Greystone, as tenant.

10.  CONSENT TO JURISDICTION AND VENUE. THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY OF THE LOCAL, STATE, AND FEDERAL COURTS LOCATED WITHIN TULSA COUNTY, OKLAHOMA, AND WAIVES ANY OBJECTION WHICH THE BORROWER MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OR ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS SET FORTH IN THE EXISTING LOAN AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) BUSINESS DAYS AFTER MAILED OR DELIVERED BY MESSENGER.

11.  Fees and Expenses. Borrower agrees to pay to the Bank on demand all costs, fees and expenses (including, without limitation, reasonable attorneys fees and legal expenses) incurred or accrued by the Bank in connection with the preparation, execution, closing, delivery, and administration of this 2011 Amendment (including the Existing Loan Agreement) and the other Loan Documents, or any amendment, waiver, consent or modification thereto or thereof, or any enforcement thereof. In any action to enforce or construe the provisions of the Loan Agreement or any of the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys' fees and all costs and expenses related thereto.

12.  WAIVER OF JURY TRIAL. BORROWER FULLY, VOLUNTARILY AND EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS 2011 AMENDMENT, THE CONSOLIDATED TERM NOTE, THE LOAN AGREEMENT OR UNDER ANY AMENDMENT, ANY SECURITY INSTRUMENT, OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THE LOAN AGREEMENT. BORROWER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

13.  Counterparts. This 2011 Amendment may be executed in multiple counterparts, each of which, when so executed, shall constitute an original copy.

14.  Undefined Terms. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Loan Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, Borrower has caused this 2011 Amendment to be delivered to Bank in Tulsa, Oklahoma, by its undersigned duly authorized corporate officer thereof effective for all purposes as of the day and year first above written.

GREYSTONE MANUFACTURING, L.L.C., an
Oklahoma limited liability company

By /s/ Warren F. Kruger
      Warren F. Kruger, manager

        "Greystone"

GLOG INVESTMENT, L.L.C.
an Oklahoma limited liability company

By /s/ Warren F. Kruger
      Warren F. Kruger, manager

       "Glog"

By  /s/ Warren F. Kruger
Warren F. Kruger, individually (as to the cross pledge and cross default of his personal indebtedness to the Bank per paragraph 9 above)

THE F&M BANK & TRUST COMPANY, a
state banking corporation

By   /s/ Craig G. Huston
        Craig G. Huston
Senior Executive Vice President

       "Bank"